UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Dell Inc.

(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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The following message was sent to Dell employees today

All Dell Team Member Message From Gladden and Tu

Brian Gladden, Sr. Vice President and Chief Financial Officer

Larry Tu, Sr. Vice President, General Counsel

To:	Global Dell Team

The Special Committee of the Board of Directors announced that it has entered into a revised definitive merger agreement with Michael Dell and global technology investment firm Silver Lake, which increased the merger consideration to $13.75 per share in cash plus payment of a special dividend of $0.13 per share. In addition, stockholders are guaranteed that the third quarter dividend of $0.08 per share will be paid to stockholders of record as of a date prior to closing.

The revised agreement brings total merger consideration to at least $13.88 per share and increases the total value to stockholders by at least $350 million.

In addition, the revised agreement modifies the voting standard to require that the merger agreement be amended to require approval of the transaction by a majority of the “unaffiliated” shares (i.e., all outstanding shares other than shares held by Michael, the Board and certain members of management) actually voting on the proposed transaction.

In light of the revised agreement, the Special Committee has established a new record date of August 13, 2013 for shareholders eligible to vote on the transaction at the Special Meeting which was adjourned from today to September 12, 2013 at 9:00 a.m. Central Time at the Dell Round Rock Campus, 501 Dell Way, Round Rock, Texas.

Separately, the Dell Board of Directors announced today that the 2013 Annual Meeting of Stockholders will be held on October 17, 2013 at 9:00 a.m. Central Daylight Time at the Dell Round Rock campus.

On behalf of the entire leadership team, we greatly appreciate your focus on serving our customers and delivering results throughout this process. As we begin our fiscal 3rd quarter, let’s continue to stay engaged with our customers and build upon the progress we are making.

As always, we will continue to keep you informed as the pending transaction moves toward completion.

Thank you.

Brian and Larry

Forward-looking Statements

Any statements in these materials about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in these materials represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended February 1, 2013, which was filed with the SEC on March 12, 2013, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10–Q and 8–K filed with the SEC by the Company.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company filed with the SEC a definitive proxy statement and other relevant documents, including a form of proxy card, on May 31, 2013. The definitive proxy statement and a form of proxy have been mailed to the Company’s stockholders. Stockholders are urged to read the proxy statement and any other documents filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://content.dell.com/us/en/corp/investor-financial-reporting.aspx or by directing a request to: Dell Inc. One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, (512) 728-7800, investor_relations@dell.com.

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s stockholders generally, is set forth in the definitive proxy statement and the other relevant documents filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended February 1, 2013 (as amended with the filing of a Form 10-K/A on June 3, 2013 containing Part III information) and in its definitive proxy statement filed with the SEC on Schedule 14A on May 24, 2012.